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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-     ) pertaining to the Premier Bancshares, Inc. Employee Stock
Purchase Plan of our report dated February 5, 1998, with respect to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Atlanta, Georgia                                     Ernst & Young LLP
July __, 1998